EXHIBIT 1

JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 par value per share, of Cross Country Healthcare, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of February 14, 2005.

METALMARK CAPITAL LLC

By:	/s/ Kenneth F. Clifford

	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.

By:	MSDW Capital Partners IV, LLC, as
General Partner

By:	Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford

	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MSDW IV 892 INVESTORS, L.P.

By:	MSDW Capital Partners IV, LLC, as General Partner

By:	Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford

	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer